EXHIBIT 5(i)

                          INVESTMENT ADVISORY AGREEMENT

                                     Between

                                THE FLEX-PARTNERS
                            INTERNATIONAL EQUITY FUND
                                       and
                          R. MEEDER & ASSOCIATES, INC.


     This Agreement is made the 8th day of February, 1997, by and between the INTERNATIONAL EQUITY FUND (the "Fund"), a separate investment series of The Flex-Partners (the "Trust"), a business trust organized and existing under the laws of the State of Massachusetts, and R. MEEDER & ASSOCIATES, INC., a corporation organized and existing under the laws of the State of Ohio (the "Adviser").

                              W I T N E S S E T H :

     WHEREAS, the Trust is engaged in business as an open-end management investment company and is registered as such under the Investment Company Act of 1940, as amended; and

     WHEREAS, the Adviser is engaged principally in the business of rendering investment supervisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended; and

     WHEREAS, the Trust desires to retain the Adviser to render investment and supervisory services to the Fund in the manner and on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth, the parties hereto agree as follows:

                                        I

                            INVESTMENT RESPONSIBILITY

     (1) In providing the services and assuming the obligations set forth herein, the Adviser may, at its expense, employ one or more subadvisers. References herein to the Adviser shall include any subadviser employed by the Adviser. Any agreement between the Adviser and a subadviser shall be subject to the renewal, termination and amendment provisions of section V hereof.


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     The Trust hereby retains the Adviser to supervise and assist in the management of the assets for the Fund and to furnish the Fund with a continuous program for the investment of the Fund's assets, including:

     a. Recommendations as to specific securities to be purchased for or eliminated from the Fund's portfolio, and

     b. Recommendations as to the portion of the Fund's assets that should be held uninvested.

     (2) Notwithstanding the generality of the foregoing, the Adviser may itself, and at its own expense, contract for such supplementary advisory and research services as it deems necessary or desirable to fulfill its obligations under paragraph (1) above, provided that any such contract shall have been approved by the Trust and its shareholders to the extent, and in the manner, required by the Investment Company Act of 1940, as amended.

     (3) The Adviser shall furnish to the Trust the services of one or more persons who shall be authorized by the Trust to place orders for the purchase and sale of securities for the account of the Fund. Acting through a person so authorized by the Trust, the Adviser shall place such orders for the Fund.

     (4) Notwithstanding the generality of paragraph (3) above, and subject to the provisions of paragraphs (5) and (6) below, the Adviser shall endeavor to secure for the Fund the best possible price and execution of every purchase and sale for the account of the Fund. In seeking such best price and execution the Adviser shall use its own judgment as to the implementation of its own investment recommendations, including the Adviser's judgment as to the time when an order should be placed, the number of securities to be bought or sold in any one trade that is a part of any particular recommendation, and the market in which an order should be placed.

     (5) The Adviser shall use its own judgment in determining the broker-dealers who shall be employed to execute orders for the purchase or sale of securities for the Fund, in order to:

     a.   Secure best price and execution on purchases and sales for the Fund;
          and

     b. Secure supplemental research and statistical data for use in making its recommendations to the Fund.

     (6) The Adviser shall use its discretion as to when, and in which market, the Fund's transactions shall be executed, in order to secure for the Fund the benefits of best price and execution, and supplemental research and statistical data. The use of such discretion shall be subject to review by the Trustees of the Trust at any time and form time to time. The Trust, acting by its Trustees, may withdraw said discretion at any time, and may direct the execution of portfolio transactions for the Fund in any lawful manner different from that provided for herein. Until a decision is made to withdraw or limit the discretion herein granted, the Adviser shall not be liable for any loss suffered by the Fund through the exercise by the Adviser of that discretion unless the Adviser shall be guilty of gross negligence or willful misconduct.

                                       II

                          ADMINISTRATIVE RESPONSIBILITY

     During the continuance of this Agreement, Adviser shall provide the Fund with a continuous program of general administration including:

     a. Office space, equipment, supplies and utility services as shall be required to conduct Fund business;

     b. The provision and supervision of all persons performing the executive, administrative, and clerical functions necessary for the conduct of the Fund's business except as set forth in g., below;

     c. The supervision of accounting, and of records and record-keeping for the Fund;

     d. The preparation and distribution of mandatory reports to Fund shareholders and regulatory bodies;

     e.   The supervision of the daily net asset value of the Fund;

     f. The preparation and distribution on behalf of the Fund of notices of shareholders and Trustee meetings, agendas, proxies, and proxy statements; and

     g. Other facilities, services, and activities necessary for the conduct of the Fund's business, except for services by the Fund's Custodian, Registrar, Transfer Agent, Accounting Services Agent, Dividend Disbursing Agent, Auditors, and Legal Counsel.

                                       III

                             ALLOCATION OF EXPENSES

     The Adviser shall pay the Fund's pro rata share of the cost and expenses of the following services, facilities and activities: necessary office space, equipment, supplies, utility services and all other ordinary office expenses; the salaries and other compensation of the Trust's trustees, officers and employees who are affiliated persons of the Adviser; and fees for supplementary advisory and research services performed for the Adviser. The Fund shall pay all other expenses incurred in the organization and operation of the Fund and the continuous offering of the Fund's shares, including, but not limited to, the following:

     a. The Fund's pro rata share of the fees and expenses of counsel in connection with the organization of the Fund.

     b. The regular fees or special charges of any Custodian, Transfer Agent, Registrar, Accounting Services Agent or Dividend Disbursing Agent allocable to the Fund.

     c. The Fund's pro rata share of the compensation or fees of the Trust's auditors and legal counsel, and compensation and costs relating to legal or administrative proceedings or to litigation.

     d. Income, franchise, stock transfer and other taxes attributable to the Fund.

     e. Initial or renewal fees payable to governmental agencies in connection with the filing of reports, notices, registration statements, and other material required to be filed in connection with the Fund's business.

     f.   The Fund's pro rata share of any insurance or bond premiums.

     g.   The Fund's pro rata share of association dues or assessments.

     h.   Brokerage fees or commissions on all Fund portfolio transactions.

     i.   The Fund's pro rata share of interest on borrowed funds or otherwise.

     j.   Any extraordinary expenses attributable directly to the Fund.

                                       IV

                                  COMPENSATION

     The Fund shall pay the Adviser a fee, based on the value of the net assets of the Fund determined in accordance with the Trust's Declaration of Trust, and computed as follows:

     (a) The annual advisory fee (the "Fee") shall be equal to the sum of 1.00% of the Fund's average daily net assets.

     (b) The Fee due the Adviser as set forth above will be accrued daily and shall be paid to the Adviser in pro rata monthly installments due and payable on the first business day of each calendar month.

                                        V

                            DURATION AND TERMINATION

     (1) The term of this Agreement shall begin on the date first written above and, unless sooner terminated as hereinafter provided, this Agreement shall remain in effect for a period of two years. Thereafter this Agreement shall continue in effect from year to year, subject to the termination provisions and all other terms and conditions hereof; if: (a) such continuation shall be specifically approved at least annually by vote of the holders of a majority of the outstanding voting securities of the Fund or by the vote, cast in person at a meeting called for the purpose of voting on such approval, of a majority of the Trustees of the Trust who are not parties to this Agreement or interested persons of any such party; and (b) the Adviser shall not have notified the Fund, in writing, at least 60 days prior to the expiration of any term, that it does not desire such continuation. The Adviser shall furnish to the Trust, promptly upon its request, such information as may reasonably be necessary to evaluate the terms of this Agreement or any extension, renewal or amendment hereof.

     (2) This Agreement may not be amended, transferred, sold or in any manner hypothecated or pledged, without the affirmative vote of a majority of the outstanding voting securities of the Fund, and this Agreement shall automatically and immediately terminate in the event of its assignment.

     (3) This Agreement may be terminated by either party hereto, without the payment of any penalty, upon 60 days' notice in writing to the other party, provided, that in the case of termination by the Trust such action shall have been authorized by resolution of the Trustees of the Trust or by vote of a majority of the outstanding voting securities of the Fund.

                                       VI

                                  MISCELLANEOUS

     (1) The Adviser shall not deal with the Fund as broker or dealer but the Adviser may enter orders for the purchase or sale of the Fund's securities through a company or companies that are under common control with the Adviser, provided such company acts as broker and charges a commission that does not exceed the usual and customary broker's commission if the sale is effected on a securities exchange, or, 1 per centum of the purchase or sale price of such securities if the sale is otherwise effected. In connection with the purchase or sale of portfolio securities for the account of the Fund, neither the Adviser nor any officer or director of the Adviser shall act as a principal.

     (2) Except as expressly prohibited in this Agreement, nothing herein shall in any way limit or restrict the Adviser, or any officers, shareholders or employees of Adviser, from buying selling or trading in any security for its or their own account. Neither the Adviser nor any Officer or Director thereof shall take a short position in any interests of the Fund or otherwise purchase such interests for any purpose other than that of investment. However, the Adviser may act as underwriter or distributor provided it does so pursuant to a written contract approved in the manner specified in the Investment Company Act of 1940, as amended.

     (3) The Adviser may act as investment adviser to, and provide management services for, other investment companies, and may engage in businesses that are unrelated to investment companies, without limitation, provided the performance of such services and the transaction of such businesses does not impair the Adviser's performance of this Agreement.

     (4) The Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates (including, but not limited to, loss sustained by reason of the adoption or implementation of any investment policy or the purchase, sale or retention of any security), except for loss resulting from willful misfeasance, bad faith or gross negligence of the Adviser in the performance of its duties or from reckless disregard by the Adviser of its obligations and duties under this Agreement.

     (5) Any question of interpretation of any term or provision of this Agreement having a counterpart in or otherwise derived from a term or provision of the Investment Company Act of 1940, as amended, shall be resolved by reference to such term or provision of the Act and to interpretations thereof, if any, by the United States courts or, in the absence of any controlling decision of any such court, by rules, regulations or orders of the Securities and Exchange Commission validly issued pursuant to said Act. Specifically, the terms "vote by a majority of the outstanding voting securities", "annually", "interested person", "assignment", and "affiliated person", as used herein, shall have the meanings assigned to them by the Investment Company Act of 1940, as amended. In addition, where the effect of a requirement of the Investment Company Act of 1940, as amended, reflected in any provision of this contract is relaxed by a rule, regulation or order of the Securities and Exchange Commission, whether of special or of general application, such provision shall be deemed to incorporate the effect of such rule, regulation or order.

     (6) The Trust will provide the Adviser with all information concerning the investment policies and restrictions of the Fund as the Adviser may from time to time request or which the Trust deems necessary. In the event of any change in the investment policies or restrictions of the Fund, the Trust will promptly provide Adviser with all information concerning such change including, but not limited to, copies of all documents filed by the Trust with the Securities and Exchange Commission.

     (7) The Trustees, officers, employees and agents of the Trust shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

     (8) Except to the extent the provisions of this Agreement are governed by federal law, they shall be governed by the law of Ohio, without reference to its choice of law rules.

     (9) This Agreement represents the entire agreement between the parties hereto.

    (10) This Agreement may be executed in two or more counterparts, each of which shall be considered an original.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.

                                THE FLEX-PARTNERS
                            INTERNATIONAL EQUITY FUND


Attest: /s/ Donald F. Meeder            By: /s/ Philip A. Voelker
       ------------------------            --------------------------
              Secretary                         Vice President

                          R. MEEDER & ASSOCIATES, INC.


Attest: /s/ Donald F. Meeder            By: /s/ Wesley F. Hoag
       ------------------------            ---------------------------
              Secretary                    Vice President and General Counsel

                                 EXHIBIT 5(ii)

                       INVESTMENT SUBADVISORY AGREEMENT


     This Investment Subadvisory Agreement is made the ____th day of _____________, 1997 by and between R. Meeder & Associates, Inc., an Ohio corporation (the "Adviser"), and Commercial Union Investment Management, Limited, a United Kingdom corporation (the "Subadviser").

                                    RECITALS

     A. The Flex-Partners, a business trust organized and existing under the laws of the State of Massachusetts, is an open-end management investment company (the "Trust"), one of whose series is designated the International Equity Fund (the "Fund").

     B. The Trust is registered as an open-end investment company under the Investment Company Act of 1940, as amended (the "1940 Act").

     C. The Adviser is engaged principally in the business of rendering investment advisory services and is registered as an investment adviser under the Investment Advisers Act of 1940, as amended.

     D. The Adviser has been retained by the Fund to provide investment advisory services to the Fund.

     E. The Adviser desires to retain the Subadviser to furnish it with portfolio management services in connection with the Adviser's investment advisory activities on behalf of the Fund, and the Subadviser is willing to furnish such services to the Adviser, in the manner and on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants of the parties herein, the parties agree as follows:

                                        I

                            INVESTMENT RESPONSIBILITY

     In accordance with and subject to the Investment Advisory Agreement between the Fund and the Adviser, attached hereto as Exhibit A (the "Advisory Agreement"), the Adviser hereby appoints the Subadviser to perform the portfolio management services described herein for the investment and reinvestment of the Fund's assets, subject to the control and direction of the Adviser and the Trust's Board of Trustees, for the period and on the terms hereinafter set forth. The Subadviser shall provide the Adviser with such investment advice and supervision as the latter may from time to time consider necessary or appropriate for the proper supervision of the Fund's investment assets. The

Subadviser shall furnish continuously an investment program and shall determine from time to time what securities shall be purchased, sold or exchanged and what portion of the assets of the Fund shall be held uninvested, subject always to the restrictions of the Trust's Declaration of Trust and By-Laws, as each may be amended from time to time (respectively, the "Declaration" and the "By-Laws"), to the provisions of the 1940 Act and to the Fund's then-current prospectus and statement of additional information. The Adviser shall provide the Subadviser with all information concerning the investment policies and restrictions of the Fund as the Subadviser may from time to time request or which the Trust deems necessary. In the event of any change in the investment policies or restrictions of the Fund, the Adviser will promptly provide Subadviser with all information concerning such change including, but not limited to, copies of all documents regarding the Fund filed by the Trust with the Securities and Exchange Commission. In particular, the Subadviser shall (i) continuously review, supervise and administer the investment program of the Fund; (ii) shall monitor regularly the relevant securities for the Fund (all such designated securities to be as defined from time to time in the Fund's current prospectus and statement of additional information) to determine if adjustments are warranted and, if so, to make such adjustments on a periodic basis; (iii) shall determine, in the Subadviser's discretion, the securities to be purchased or sold or exchanged in order to keep the Fund in balance with its designated investment strategy; (iv) shall determine, in the Subadviser's discretion, whether to exercise warrants or other rights with respect to the Fund's securities; (v) shall determine, in the Subadviser's discretion, whether the merit of an investment has been substantially impaired by extraordinary events or financial conditions, thereby warranting the removal of such securities from the Fund;
(vi) shall provide the Fund with records concerning the Subadviser's activities which the Fund is required to maintain by law; and (vii) shall render regular reports to the Trust's officers and Trustees concerning the Subadviser's discharge of the foregoing responsibilities. The Subadviser shall also make recommendations as to the manner in which voting rights, rights to consent to corporate action and any other rights pertaining to the Fund's securities shall be exercised. The Subadviser shall take, on behalf of the Fund, all actions which it deems necessary to implement the investment policies determined as provided above, and in particular to place all orders for the purchase or sale of portfolio securities for the Fund's account with brokers or dealers selected by it, and to that end the Subadviser is authorized as the agent of the Fund to give instructions to the custodian of the Fund as to deliveries of securities and payments of cash for the account of the Fund. In connection with the selection of such brokers or dealers and the placing of such orders, the Subadviser is directed to seek for the Fund, in its best judgment, prompt execution in an effective manner at the most favorable price. Subject to this requirement of seeking the most favorable price, securities may be bought from or sold to broker-dealers who have furnished statistical, research and other information or services to the Subadviser or the Fund, subject to any applicable laws, rules and regulations.

                                       II

                             ALLOCATION OF EXPENSES

     The Subadviser shall furnish at its own expense all necessary services, facilities and personnel in connection with its responsibilities under Section I above. It is understood that the Fund will pay all of its own expenses including, without limitation, its share of compensation and out-of-pocket expenses of Trustees of the Trust not "affiliated" with the Subadviser or the Adviser; governmental fees; interest charges; taxes; membership dues in the Investment Company Institute allocable to the Fund; fees and expenses of independent auditors and legal counsel; expenses of preparing reports to governmental officers and commissions; expenses connected with the execution, recording and settlement of portfolio security transactions; insurance premiums; fees and expenses of the custodian for all services to the Fund, including safekeeping of funds and securities and maintaining required books and accounts; expenses of litigation and other extraordinary or non-recurring events and expenses relating to the issuance, registration and qualification of interests of the Fund.

                                       III

                                  COMPENSATION

     For the services to be rendered by the Subadviser hereunder, the Adviser shall pay to the Subadviser an annual investment subadvisory fee, computed and paid monthly, in an amount equal to 100% of the investment advisory fees received by the Adviser under the Advisory Agreement with regard to the first $10 million of average net assets of the Fund, 30% of such advisory fees received by the Adviser with regard to the next $10 million of average net assets of the Fund and 65% of such advisory fees received by the Adviser with regard to average net assets of the Fund greater than $20 million.

                                       IV

                           COVENANTS OF THE SUBADVISER

         The Subadviser agrees that it will not deal with itself, or with the Board of Trustees of the Trust or the Adviser in making purchases or sales of securities or other property for the account of the Fund, and except as permitted by the 1940 Act, will not take a long or short position in the interests of the Fund except as permitted by the Declaration, and will comply with all other provisions of the Declaration and By-Laws and the then-current prospectus and statement of additional information of the Fund relative to the Subadviser, Adviser and the Trust's Trustees and officers. The Adviser will provide the Subadviser with the names of all related parties of the Board of Trustees of the Trust or the Adviser with whom the Subadviser may not deal. In the event of any change in these related parties, the Adviser will promptly notify the Subadviser.

                                        V

                    LIMITATION OF LIABILITY OF THE SUBADVISER

     The Subadviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this Agreement relates (including, but not limited to, loss sustained by reason of the adoption or implementation of any investment policy or the purchase, sale or retention of any security, in accordance with the then current prospectus and statement of additional information of the Fund). As used in this Section V, the term "Subadviser" shall include Directors, officers and employees of the Subadviser as well as that corporation itself.

                                       VI

                          ACTIVITIES OF THE SUBADVISER

     The services of the Subadviser to the Adviser are not to be deemed to be exclusive, the Subadviser being free to render investment advisory and/or other services to others. It is understood that Trustees, officers and employees of the Trust and holders of interests of the Fund are or may be or may become interested in the Subadviser, as Directors, officers, employees, shareholders or otherwise and that Directors, officers and employees of the Subadviser are or may become similarly interested in the Trust.

                                       VII

                            DURATION AND TERMINATION

     A. This Agreement shall become effective as of the day and year first above written and shall govern the relations between the parties hereto thereafter, and, except as otherwise provided below, shall remain in effect for a period of two years.

     B. This Agreement may be terminated immediately by the Adviser, by the Trustees of the Trust or by the "vote of a majority of the outstanding voting securities" of the Fund upon the occurrence of any of the following events:

          (1) the continuance of this Agreement after such two-year term is not "specifically approved at least annually" (a) by the vote of a majority of the Trustees who are not "interested persons" of the Fund or of the Subadviser or the Adviser at a meeting specifically called for the purpose of voting on such approval, and (b) by the Board of Trustees of the Trust or by "vote of a majority of the outstanding voting securities" of the Fund. However, if the shareholders of the Fund fail to approve this Agreement as provided herein, the Subadviser may continue to serve hereunder in the manner and to the extent permitted by the 1940 Act and rules thereunder;

          (2)  a material breach of this Agreement by the Subadviser;

          (3) the falsity in any material respect of any warranty, representation or statement made by or on behalf of the Subadviser in connection with this Agreement;

          (4)  there is an "assignment" of this Agreement;

          (5) the Subadviser fails to achieve and maintain the performance standard to be mutually agreed upon and specified in writing by the Adviser and the Subadviser as specified in Section VIII hereof; or

          (6)  the Advisory Agreement is terminated or not renewed.

     C. This Agreement may be terminated at any time by the Adviser, by the Trustees of the Trust or by the "vote of a majority of the outstanding voting securities" of the Fund, upon at least 60 days written notice to the Subadviser.

     D. This Agreement may be amended only if such amendment is approved by the "vote of a majority of the outstanding voting securities" of the Fund and by vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval.

     E. The terms "specifically approved at least annually", "vote of a majority of the outstanding voting securities", "assignment", "affiliated person", and "interested persons", when used in this Agreement, shall have the respective meanings specified in, and shall be construed in a manner consistent with, the 1940 Act, subject, however, to such exemptions as may be granted by the Securities and Exchange Commission thereunder.

     F. This Agreement may be terminated at any time by the Subadviser, without the payment of any penalty, upon at least 60 days written notice to the Adviser.

     G. This Agreement may be terminated immediately by the Subadviser upon the occurrence of any of the following:

          (i)  a material breach of this agreement by the Adviser; or

          (ii) the falsity in any material respect of any warranty, representation or statement made by or on behalf of the Adviser in connection with this Agreement.

                                      VIII

                                   PERFORMANCE

     The Adviser and the Subadviser shall negotiate in good faith and use their best efforts to agree on a performance standard against which the Subadviser's investment performance shall be measured. The performance standard to be agreed upon by the Adviser and the Subadviser shall be specified in writing and shall be attached hereto and incorporated by reference herein as Exhibit B.

                                       IX

                                  MISCELLANEOUS

     Any records required to be maintained and preserved pursuant to the provisions of Rule 31a-1 and Rule 31a-2 adopted under the 1940 Act which are prepared or maintained by the Subadviser on behalf of the Fund are the property of the Fund and will be surrendered promptly to the Fund on request.

     The holders of the record interests, Trustees, officers, employees and agents of the Trust shall not be personally bound by or liable hereunder, nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

     Except to the extent the provisions of this Agreement are governed by federal law, they shall be governed by the law of Ohio without reference to its choice of law rules.

     This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof.

     This Agreement may be executed in two or more counterparts, each of which shall be considered an original.

     If there are any conflicts between the provisions of this Agreement and the provisions of the 1940 Act or the regulations promulgated thereunder, the provisions of the 1940 Act and such regulations shall control.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the day and year first above written.


                                            R. MEEDER & ASSOCIATES, INC.


                                            By:_____________________________
                                            Its:____________________________



                                            COMMERCIAL UNION INVESTMENT
                                               MANAGEMENT, LIMITED

                                            By:______________________________
                                            Its:_____________________________